UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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U.S. Well Services, Inc.

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Supplement to Definitive Proxy Statement

The following disclosure supplements the definitive proxy statement filed by U.S. Well Services, Inc. with the Securities and Exchange Commission on April 13, 2021. This supplemental information should be read in conjunction with the definitive proxy statement, which should be read in its entirety.

On April 12, 2021, the Staff of the Securities and Exchange Commission (the “SEC”) released a statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” (the “SEC Statement”) informing market participants that warrants issued by special purpose acquisition companies (“SPACs”) may require classification as a liability of the entity measured at fair value, with changes in fair value each period reported in earnings.

U.S. Well Services, Inc. (the “Company”), a Delaware corporation formerly known as Matlin & Partners Acquisition Company (“MPAC”), has previously classified its private placement warrants and public warrants (collectively, the “private and public warrants”), which were initially issued by MPAC in connection with its initial public offering, as equity. A form of the private and public warrants is included as Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 11, 2021 (the “Private and Public Warrant Agreement”). Additionally, the Company issued warrants to certain institutional investors in connection with the Company’s private placement of Series A Preferred Stock on May 24, 2019 (the “series a warrants,” and together with the private and public warrants, the “warrants”), which series a warrants were also previously classified by the Company as equity. A form of the series a warrants is included as Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 11, 2021 (the “Series A Warrant Agreement, and together with the Private and Public Warrant Agreement, the “Warrant Agreements”).

Management initially evaluated the accounting treatment for the warrants and believed its positions to be appropriate at those times, and while the terms of the warrants, as described in the Warrant Agreements, have not changed, as a result of the SEC Statement, the Company has determined to reclassify the warrants as liabilities, and will subsequently measure them at fair value through earnings pursuant to Accounting Standards Codification 815.

As previously disclosed, on May 11, 2021, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), after considering the recommendation of and consultation with management and KPMG LLP, the Company’s independent registered public accounting firm, concluded that the Company’s previously issued audited consolidated financial statements as of and for the years ended on each of December 31, 2018, December 31, 2019 and December 31, 2020, and the Company’s previously issued unaudited condensed consolidated financial statements for the quarterly periods in the years ended December 31, 2019 and December 31, 2020 (collectively, the “Affected Periods”) included in the Company’s previously filed Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for the Affected Periods should be restated to reflect the impact of this guidance by the SEC and accordingly, should no longer be relied upon. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations and similar communications of the Company describing the Company’s financial results for the Affected Periods should no longer be relied upon.

The Company intends to promptly file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 (the “Amended Form 10-K”) reflecting the reclassification described herein for the Affected Periods. The Company will file the Amended Form 10-K prior to the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and may, therefore, extend the deadline to file the Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 in accordance with Rule 12b-25 under the Securities Exchange Act of 1934, as amended, if necessary.

As a result of the determination that the warrants were improperly accounted for as equity for the Affected Periods and that the Amended Form 10-K is required to be filed to correctly classify the warrants as liabilities in the financial statements for the Affected Periods, the Company’s management concluded that a material weakness in the Company’s internal control over financial reporting exists related to the accounting for a significant and unusual transaction related to the warrants.

Currently, the Company has approximately 24 million warrants outstanding, all of which are subject to the reclassification described herein.

On a preliminary unaudited basis, the accounting for the warrants as a liability is expected to result in the changes set forth in the tables below to the financial results reported in the Affected Periods (amounts in thousands).

	CONSOLIDATED BALANCE SHEETS (unaudited)
	As Previously Reported	Restatement Adjustments	As Restated
As of December 31, 2020
Total liabilities	$353,155	$1,619	$354,774
Series A Redeemable Convertible Preferred Stock	$52,776	$(1,802)	$50,974
Total stockholders’ equity (deficit)	$(105,394)	$183	$(105,211)
As of December 31, 2019
Total liabilities	$426,114	$8,147	$434,261
Series A Redeemable Convertible Preferred Stock	$38,928	$(3,337)	$35,591
Total stockholders’ equity	$147,740	$(4,810)	$142,930
As of December 31, 2018
Total liabilities	$239,881	$29,110	$268,991
Total stockholders’ equity	$240,349	$(29,110)	$211,239

	CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
	As Previously Reported	Restatement Adjustments	As Restated
For the year ended December 31, 2020
Net loss	$(246,713)	$6,341	$(240,372)
For the year ended December 31, 2019
Net loss	$(116,082)	$12,103	$(103,979)
For the year ended December 31, 2018
Net loss	$(70,814)	$6,008	$(64,806)

	CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
	As Previously Reported	Restatement Adjustments	As Restated
As of September 30, 2020
Total liabilities	$322,100	$1,187	$323,287
Series A Redeemable Convertible Preferred Stock	$50,907	$(184)	$50,723
Total stockholders’ equity (deficit)	$(77,088)	$(1,003)	$(78,091)
As of June 30, 2020
Total liabilities	$328,069	$2,966	$331,035
Series A Redeemable Convertible Preferred Stock	$53,277	$(1,976)	$51,301
Total stockholders’ equity (deficit)	$(63,826)	$(990)	$(64,816)
As of March 31, 2020
Total liabilities	$410,090	$1,598	$411,688
Series A Redeemable Convertible Preferred Stock	$46,928	$(2,615)	$44,313
Total stockholders’ equity (deficit)	$(41,419)	$1,017	$(40,402)
As of September 30, 2019
Total liabilities	$431,877	$16,391	$448,268
Series A Redeemable Convertible Preferred Stock	$31,968	$(3,736)	$28,232
Total stockholders’ equity	$192,155	$(12,655)	$179,500
As of June 30, 2019
Total liabilities	$458,611	$33,978	$492,589
Series A Redeemable Convertible Preferred Stock	$25,892	$(3,906)	$21,986
Total stockholders’ equity	$217,279	$(30,072)	$187,207
As of March 31, 2019
Total liabilities	$394,659	$38,049	$432,708
Total stockholders’ equity	$213,355	$(38,049)	$175,306

		CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
		Three Months Ended
		September 30, 2020	June 30, 2020	March 31, 2020	September 30, 2019	June 30, 2019	March 31, 2019
Net loss	As Previously Reported	$(15,988)	$(18,234)	$(183,167)	$(21,249)	$(26,911)	$(28,489)
	Adjustments	$1,779	$(1,369)	$6,549	$17,587	$4,989	$(18,717)
	As Restated	$(14,209)	$(19,603)	$(176,618)	$(3,662)	$(21,922)	$(47,206)

		CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
		Nine Months Ended September 30,		Six Months Ended June 30,
		2020	2019	2020	2019
Net loss	As Previously Reported	$(217,389)	$(76,649)	$(201,401)	$(55,400)
	Adjustments	$ 6,960	$ 3,860	$ 5,181	$(13,727)
	As Restated	$(210,429)	$(72,789)	$(196,220)	$(69,127)

All estimates contained in this report are preliminary and subject to change as management completes the Amended Form 10-K and the Company’s independent registered public accounting firm completes its audit and/or review of the restated financial statements. The Company’s independent registered public accounting firm has not audited or reviewed these estimates. An audit of annual financial statements and/or review of quarterly financial statements could result in material changes to these estimates. Further details and remediation plans will be included in the Amended Form 10-K.

Any corrections to the Company’s prior accounting treatment for the warrants as components of equity instead of as liabilities are expected to be non-operational and non-cash, and thus are not expected to have any impact on the Company’s Revenue, Operating Income, or non-GAAP financial measures, including EBITDA, Adjusted EBITDA and Adjusted EBITDA margin in prior periods or moving forward

Forward-Looking Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included herein are forward-looking statements, including statements regarding the expected timing of the restatement and the expected impact of the restatement on the Company’s financial statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “believe,” “intend,” “estimate,” “project,” “plan,” “anticipate,” “will,” “should,” “could,” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described above will materially differ, including the expected timing and impacts of the restatement. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the Company’s filings with the SEC. Factors that could cause actual results to differ from the Company’s expectations include changes in market conditions and other factors described in the Company’s public disclosures and filings with the SEC, including those described under “Risk Factors”

in its Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 11, 2021, and its subsequent filings with the SEC. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors.